UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CFBK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 25, 2019, Central Federal Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Castle Creek Capital Partners VII, L.P. (“Castle Creek”) and certain other accredited investors party thereto (together with Castle Creek, collectively, the “Purchasers”), pursuant to which, on October 31, 2019, the Company sold (i) 849,615 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $12.00 per share and (ii) 12,337 shares of a new series of the Company’s non-voting convertible perpetual preferred stock, series C, par value $0.01 per share (the “Series C Preferred Stock”), at a purchase price of $1,200.00 per share, in a private placement (the “Private Placement”) for an aggregate offering price of approximately $25 million. The Securities Purchase Agreement contains representations, warranties and covenants of the Company and the Purchasers that are customary in private placement transactions.

The Company intends to use the net proceeds from the Private Placement to fund organic growth in CFBank, National Association, the Company’s wholly owned banking subsidiary (“CFBank”), to support CFBank’s capital ratios and for general corporate purposes (which may include the repayment of a portion of the outstanding debt under the Company’s credit facility).

The preferences, limitations, powers and relative rights of the Series C Preferred Stock are set forth in a Certificate of Designations filed by the Company with the Delaware Secretary of State on October 29, 2019 (the “Certificate of Designations”). The Certificate of Designations designated 12,337 authorized shares of Series C Preferred Stock, all of which were issued in connection with the Private Placement.

As specified in the Certificate of Designations, the Series C Preferred Stock has the following terms:

Dividends: Holders of the Series C Preferred Stock will be entitled to receive dividends when, as and if declared by the Company’s board of directors, in the same per share amount as paid on the number of shares of Common Stock into which each share of Series C Preferred Stock would be converted in accordance with the Certificate of Designations. No dividends will be payable on the Common Stock unless a dividend identical to that paid on the Common Stock is payable at the same time on the Series C Preferred Stock on an as-converted basis.

Conversion: Each share of Series C Preferred Stock will be convertible either (i) automatically into 100 shares of the Company’s non-voting common stock, par value $0.01 per share (which will also be convertible into Common Stock) (the “Non-Voting Common Stock”), effective as of the close of business on the date that the Company obtains stockholder approval for, and files, a Certificate of Amendment to the Company’s Certificate of Incorporation to authorize such class of Non-Voting Common Stock (the “Non-Voting Common Stock Amendment”); or (ii) unless previously converted into shares of Non-Voting Common Stock, into 100 shares of Common Stock upon transfer of such shares of Series C Preferred Stock to a non-affiliate of the holder in specified permitted transactions; provided, however, that the Company may not issue any shares of Common Stock upon the conversion of the Series C Preferred Stock if the issuance of such shares of Common Stock (together with any issuance of shares of Common Stock pursuant to the Securities Purchase Agreement and upon the conversion of any shares of Non-Voting Common Stock) would exceed 19.9% of the total outstanding shares of Common Stock or more than 19.9% of the total voting power of the Company’s securities in each case immediately preceding the issuance of shares of Common Stock and Series C Preferred Stock in the Private Placement, unless the Company has obtained the approval of its stockholders as required by the applicable rules of The NASDAQ Stock Market (“NASDAQ”) for issuances of shares of Common Stock in excess of such amount (the “Stockholder Exchange Cap Approval”).

Priority: The Series C Preferred Stock ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, pari passu with the Common Stock pro rata on an as-converted basis.

Voting: The holders of shares of Series C Preferred Stock have no voting rights, except as may be required by law. If the holders of shares of Series C Preferred Stock are entitled by law to vote as a single class with the holders of outstanding shares of Common Stock, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share may be converted.

Preemptive Rights: Holders of Series C Preferred Stock have no preemptive rights, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Series C Preferred Stock.

Redemption: The Series C Preferred Stock will not be redeemable by the Company or the holder.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

In addition, under the Securities Purchase Agreement, the Company may not issue any shares of Common Stock if the issuance of such shares of Common Stock (together with any issuance of shares of Common Stock upon the conversion of the Series C Preferred Stock or the Non-Voting Common Stock) would exceed 19.9% of the total outstanding shares of Common Stock or more than 19.9% of the total voting power of the Company’s securities in each case immediately preceding the issuance of shares of Common Stock and Series C Preferred Stock in the Private Placement, unless and until the Company has obtained the Stockholder Exchange Cap Approval. The Securities Purchase Agreement obligates the Company to submit proposals to the Company’s stockholders no later than the 2020 Annual Meeting of Stockholders for (i) the Stockholder Exchange Cap Approval and (ii) approval of the Certificate of Amendment to the Company’s Certificate of Incorporation to authorize the class of Non-Voting Common Stock.

Board Representative and Observer Rights; Preemptive Rights

Pursuant to the terms of the Securities Purchase Agreement, for so long as Castle Creek, together with its affiliates, owns in the aggregate at least 4.9% of the outstanding shares of Common Stock, Castle Creek will be entitled to have one representative appointed to the boards of directors of the Company and CFBank, subject to the satisfaction of legal and regulatory requirements, or to designate one representative to attend the meetings of such boards of directors in a non-voting, non-participating observer capacity.

In addition, pursuant to the terms of the Securities Purchase Agreement, for so long as any Purchaser, together with its affiliates and any persons who share a common discretionary investment advisor with such Purchaser, owns at least 4.9% of the outstanding shares of Common Stock, such Purchaser will be entitled to certain preemptive rights if the Company makes any public or nonpublic offering or sale of any equity or any securities, options or debt that is convertible or exchangeable into equity or that includes any equity component, except for certain specified issuances of securities as equity compensation for employees, officers or directors of the Company or as full or partial consideration for certain non-financing transactions. In the event of such offering or sale, such Purchaser would have the right to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are being offered or sold up to the amount of new securities in the aggregate required to enable such Purchaser to maintain its proportionate Common Stock equivalent interest in the Company immediately prior to any such issuance of such new securities.

Registration Rights Agreement

In connection with the closing of the Private Placement, the Company and certain of the Purchasers, including Castle Creek, entered into a Registration Rights Agreement (the “Registration Rights Agreement”) under which the Company agreed to file a registration statement (and subsequent additional registration statements, as required) with the Securities and Exchange Commission (the “SEC”) to register for resale the shares of Common Stock and the Series C Preferred Stock issued in the Private Placement and the underlying shares of Common Stock and Non-Voting Common Stock, if any, into which the Series C Preferred Stock may be converted. The Registration Rights Agreement obligates the Company to file such registration statement no later than the second anniversary of the closing of the Private Placement and to use its reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable, but no later than the seventh trading day after the Company is notified by the SEC that such registration statement will not be reviewed or will not be subject to further review.

The foregoing descriptions of the Securities Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and Registration Rights Agreement, as applicable, copies of which are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Important Information

Certain investments discussed in this Current Report on Form 8-K involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended (the “Act”), and will be subject to the resale restrictions under the Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 with respect to the Private Placement is incorporated by reference into this Item 3.02. The Company paid approximately $1,125,000 in placement fees in connection with the Private Placement.

The securities sold in the Private Placement were issued without registration under the Act in reliance upon the exemption provided under Rule 506 of Regulation D promulgated under the Act and Section 4(a)(2) of the Act as securities offered and sold only to accredited investors (as defined in Rule 501(a) of Regulation D under the Act) in a transaction not involving any public offering.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 1.01 with respect to the Certificate of Designations is incorporated by reference into this Item 5.03. The Certificate of Designations was effective upon filing with the Delaware Secretary of State on October 29, 2019.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

3.1 Certificate of Designations of the Series C Convertible Perpetual Preferred Stock of the Company

10.1 Securities Purchase Agreement, dated October 25, 2019, by and among the Company, Castle Creek Capital Partners VII, L.P. and certain other purchasers

10.2 Registration Rights Agreement, dated October 31, 2019, by and among the Company, Castle Creek Capital Partners VII, L.P. and certain other purchasers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: October 31, 2019	By:	/s/ John W. Helmsdoerfer
John W. Helmsdoerfer, CPA
Treasurer and Chief Financial Officer